Mayer, Brown, Rowe & Maw LLP
    Board of Managers
    July 29, 2005

NYDB01 17312360.1   29-Jul-05 12:05

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   Mayer, Brown, Rowe & Maw LLP operates in combination with our associated
      English limited liability partnership in the offices listed above.

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July 29, 2005                               Mayer, Brown, Rowe & Maw LLP
                                                               1675 Broadway
                                               New York, New York 10019-5820

                                                     Main Tel (212) 506-2500
                                                     Main Fax (212) 262-1910
                                                      www.mayerbrownrowe.com

Board of Managers
Oppenheimer Tremont Opportunity Fund, LLC
Two World Financial Center
225 Liberty Street, 11th Floor
New York, NY 10281-1008

Ladies and Gentlemen:

      We have acted as counsel to Oppenheimer Tremont Opportunity Fund, LLC
(the "Fund"), a limited liability company organized under the laws of the
State of Delaware, in connection with the registration of limited liability company interests in the Fund ("Shares") under the Securities Act of 1933
(the "1933 Act") pursuant to the Fund's Registration Statement on Form N-2 under the 1933 Act and the Investment Company Act of 1940, as amended, and
Pre-Effective Amendments Nos. 1 and 2 to such registration statement, each as filed by the Fund with the Securities and Exchange Commission (File No.
333-124253) (such Registration statement, as amended, the "Registration
Statement").

      In such capacity, we have reviewed the Fund's Registration Statement and are familiar with the actions taken by the Fund and its Board of Managers in connection with the authorization, issuance and sale of Shares, and we have examined such Fund records, certificates and other documents and reviewed such questions of law as we have considered necessary or appropriate for purposes of rendering this opinion.  In our examination of such materials, we have assumed the genuineness of all signatures and the conformity to the original documents of all copies submitted to us.  As to certain questions of fact material to our opinion, we have relied upon statements of officers of the Fund and upon representations of the Fund made in the Registration Statement.

      Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable.

      We are attorneys licensed to practice in the State of New York.  The foregoing opinion is limited to the Federal laws of the United States and the
Limited Liability Company Act of the State of Delaware, as amended, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

      We hereby consent to the inclusion of this opinion as an exhibit to the
Registration Statement and to the references to us as Fund Counsel in the
Prospectus and statement of additional information constituting a part thereof.  We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ Mayer, Brown, Rowe & Maw LLP